Capital Financial Corp.
Page 1
April 1, 2005

Mr. Richard G. Gagliardi
President
Capital Financial Corp.
1280 Route 46 West
Parsippany, NJ  07054

Re:      Mortgage Loan Warehousing Agreement of even date herewith.

Dear Mr. Gagliardi:

I am happy to inform you that your application for a warehouse line of credit has been extended for administrative reasons.

This Commitment Letter constitutes the Commitment Letter referred to in and is a supplement to the above referenced Mortgage Loan Warehousing Agreement (the Agreement) and will confirm certain of the terms and conditions of the lending arrangements between CAPITAL
FINANCIAL CORP.  (the   Company) and INDEPENDENCE COMMUNITY BANK,
(the   Lender).  Capitalized terms are used herein with the same
meaning as in the Agreement.

Effective Date:                April 1, 2005

Credit Limit:                 $4,000,000.00
                              (reduced from $7,000,000.00)

Second Mortgage Loan
Sublimit:           Up to $500,000.00 of the Credit Limit to be
                    made available for the funding of pre-committed second mortgage loans (including HELOCS)
                    (reduced from $1,000,000.00)

Sub-Prime Mortgage Loan
Sublimit:           Up to $250,000.00 of the Credit Limit to be made
                    available for the funding of pre-committed sub-prime mortgage loans (including 1st or 2nd mortgage loans with FICOs less than 620).
                   (reduced from $750,000.00)

Maturity Date:                  June 30, 2005












Capital Financial Corp.
Page 2
Interest Rate


Conforming Loans:             Prime rate + 3/4% with a floor rate
                              of 4.75%

Interest Rate
Second Mortgage Loan
Sublimit:                     Prime rate + 1% with a floor rate of 5%

Interest Rate
Sub-Prime Mortgage Loan
Sublimit:                     Prime rate + 1&1/2% with a floor rate
                              of 5.5%

Permissible
Warehouse Period:             Ninety (90) days

Guarantor:                    Richard G. Gagliardi

Required Fees:                Non-Use fee: In the event the average
                              outstanding monthly loan balance is less than 25% of the Credit Limit, a fee of .25% per annum will be due and payable monthly in arrears on up to $1,000,000.00 of the monthly average unused portion of the Credit Limit. (Minimum amount reduced from $1,750,000.00)

                              Package fee of $30 per loan warehoused if funded by bank check or $50 per loan if funded by wire transfer, due and payable monthly in arrears.

                              Aged Loan Fee of $150 per loan upon the
                              date when such loan exceeds the
                              Permissible Warehouse Period and $200
                              every ninety (90) days thereafter that
                              such mortgage Loan advances remains
                              outstanding.

Minimum Permitted
Adjusted Net Worth:                 $250,000.00 (reduced from
                                    $550,000.00)

Minimum Permitted
Tangible Net Worth:                 $250,000.00 (reduced from
                                    $550,000.00)

Maximum Permitted
Debt to Adjusted
Net Worth Ratio:                    20:1



Capital Financial Corp.
Page 3

Types of Eligible
Collateral:             Any Residential Mortgage Loan which is an
                        Eligible Mortgage Loan, which is not in excess of $650,000.00 (loans greater than $650,000.00 require Lenders prior approval) which is insured by the FHA, guaranteed by the VA or which is a conventional mortgage loan which conforms in all respects (unless otherwise approved in writing by Lender) with applicable requirements of FNMA or FHLMC, other than the fact that is a jumbo loan, and which conforms in all respects to the applicable requirements of the investment banker or financial institution providing the Take-Out Commitment and such loan is secured by a first or second priority perfected lien on the subject Property and the CLTV does not exceed 100%. Any
                        Eligible Mortgage Loan with a FICO score less than 620 will be deemed by Lender to be a Sub-
                        Prime mortgage loan.

Acceptable
Jurisdictions:          New Jersey, Connecticut and/or any state in
                        which the company is properly licensed or exempt from licensing provided that the Company has furnished to Lender evidence that Company is duly licensed or exempt from licensing in such jurisdiction.

Collateral Value of
Borrowing Base
Conforming Loans:       In the case of Eligible Collateral consisting
                        of a Residential Mortgage Loan held for
                        assembly into a package for inclusion in a pool underlying a Mortgage-Backed Security subject to a Take-Out Commitment, or to be submitted to FNMA or FHLMC or other financial institution or investment banker for purchase under one or more Take-Out Commitments, the lesser of 99% of the Take-Out Commitment thereof, but not in any case to exceed 99% of the unpaid principal amount of such Residential Mortgage Loan.

Collateral Value of
Borrowing Base
Second Mortgage         In the case of Eligible Collateral consisting
                        of a second mortgage loan to be submitted to a financial institution or investment banker for purchase under one or more Take-Out
                        Commitments, the lesser of 98% of the Take-Out
                        Commitment thereof, but not in any case to exceed 98% of the unpaid principal amount of such Residential Mortgage Loan.

Capital Financial Corp.
Page 4

Collateral Value of
Borrowing Base
Sub Prime Mortgage      In the case of Eligible Collateral consisting
                        of a Sub Prime (loans under 620 FICO score), mortgage loan to be submitted to a financial institution or investment banker for purchase under one or more Take-Out Commitments, the lesser of 95% of the Take-Out Commitment thereof, but not in any case to exceed 95% of the unpaid principal amount of such Residential
                        Mortgage Loan.

Additional
Acceptable
Investors:              Those investors as may from time to time be
                        accepted by Lender in its sole discretion.

Funding Account:        Demand deposit account with Lender to be
                        established.

Contact Office:         Independence Community Bank
                        Mortgage Warehouse Funding
                        1886 Springfield Avenue
                        Maplewood, NJ  07040

Statement Date:         December 31, 2004

Interim Date:           March 31, 2005

Address for Purpose
of Notice:              Capital Financial Corp.
                        1280 Route 46 West
                        Parsippany, NJ  07054

Additional
Conditions/
Covenants:           1.  Company agrees to allow Lender to mutually
                         exchange lists    of loans warehoused and
                         other information with Companys other
                         existing or future warehouse lenders.

                     2. Company agrees to cooperate in the execution of an Intercreditor Agreement with existing or future warehouse lenders, if so requested by Lender.

                     3. Company agrees to not enter into any warehouse agreements without the express written permission of ICB.





Capital Financial Corp.
Page 5

If the above meets with your approval, please so indicate by executing and returning to Lender the enclosed copy of this Commitment Letter, the Agreement, the Security Agreement, Revolving Promissory Note, and other Loan Documents. If this Commitment Letter and attendant items have not been executed and returned to Lender by April 4, 2005, the Commitment shall expire.

Very truly yours,

INDEPENDENCE COMMUNITY BANK



By:_/s/Robin J. Beck______________
       Robin J. Beck
       Vice President

AGREED TO AND ACCEPTED this
___1st___ day of ___April___,  2005


CAPITAL FINANCIAL CORP.
A New Jersey Corporation

By:_/s/ Richard G. Gagliardi______
     Name:   Richard G. Gagliardi
     Title:      President


Guarantors Acknowledgement:


__/s/_Richard G. Gagliardi___         __April 1, 2005__
Richard G. Gagliardi                         Date